SCHEDULE 14C

(Rule 14c-101)

Information Required in Information Statement

Schedule 14C Information

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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MassMutual Select Funds
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MASSMUTUAL SELECT FUNDS

(the “Trust”)

1295 State Street

Springfield, Massachusetts 01111

MassMutual Select Fundamental Growth Fund

(formerly known as the MassMutual Select NASDAQ-100® Fund)

(the “Fund”)

INFORMATION STATEMENT

May 7, 2012

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available at http://www.massmutual.com/funds

The Trustees of the MassMutual Select Funds (the “Trustees”) are distributing this Information Statement in connection with a new Investment Subadvisory Agreement for the Fund (the Fund’s “New Subadvisory Agreement”) between Massachusetts Mutual Life Insurance Company (in its capacity as investment adviser to the Fund, the “Adviser” or “MassMutual”) and Wellington Management Company, LLP (“Wellington Management”). This Information Statement explains why the Trustees (i) approved the termination of the Subadvisory Agreement between the Adviser and Northern Trust Investments, Inc. (“NTI”) with respect to the Fund; and (ii) approved the Adviser’s entering into the New Subadvisory Agreement with Wellington Management with respect to the Fund. In addition, this Information Statement describes generally the terms of the New Subadvisory Agreement. This Information Statement is being delivered to shareholders of record as of April 23, 2012 on or about May 7, 2012.

As required by an Exemptive Order that the Adviser has received from the Securities and Exchange Commission to permit the Adviser to change subadvisers or hire new subadvisers for one or more funds from time to time without obtaining shareholder approval, subject to approval by a fund’s shareholders of this arrangement, the Fund is distributing this Information Statement solely for your information. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Termination of the Prior Subadvisory Agreement and Trustee Approval of the New Subadvisory Agreement

At a meeting of the Trustees held on November 8, 2011, the Trustees approved the termination of the Subadvisory Agreement dated August 15, 2011 between the Adviser and NTI on behalf of the Fund, such termination to take effect on February 21, 2012. The Trustees considered, among others, the following factors in reaching this decision:

•	MassMutual would be implementing changes to the Fund’s name, investment objective, and investment strategy to permit the Fund to change from a “passively” managed fund to an “actively” managed fund.

•	After implementing these changes, the Fund’s subadviser would need to actively select investments for the Fund.

After arriving at the decision to replace NTI as subadviser of the Fund, the Trustees determined that it would be appropriate to find a subadviser that would maintain a well diversified, large cap growth portfolio that focuses on controlling risk by weighting securities according to growth, value, and quality metrics. After careful consideration, the Trustees determined that Wellington Management’s bottom-up stock selection process that

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(i) utilizes fundamental analysis to identify specific securities within industry sectors for purchase or sale, and (ii) seeks to identify diversified sources of return based on an assessment of individual companies, provided the best opportunity for the Fund.

In coming to this recommendation, the Trustees considered a wide range of information of the type they regularly consider when determining whether to continue a fund’s subadvisory agreement as in effect from year to year. The Trustees considered information about, among other things:

•	Wellington Management and its personnel (including particularly those personnel with responsibilities for providing services to the Fund), resources, and investment process;

•	the terms of the relevant advisory agreement (in this case, the New Subadvisory Agreement);

•	the scope and quality of the services that Wellington Management will provide to the Fund;

•	the historical investment performance track record of Wellington Management; and

•

the advisory fee rates payable to Wellington Management by the Adviser (Appendix A to this Information Statement contains information regarding the fee schedule for other funds advised or subadvised by Wellington Management that have investment objectives similar to those of the Fund).

Based on the foregoing, and following their review, the Trustees concluded that (i) overall, they were satisfied with the nature, extent, and quality of services expected to be provided in the future under the New Subadvisory Agreement; (ii) the Adviser’s projected level of profitability from its relationship to the Fund was not excessive, and the subadvisory fee amount under the New Subadvisory Agreement, and the Fund’s total expenses, are fair and reasonable; (iii) the investment processes, research capabilities, and philosophy of Wellington Management appear well suited to the Fund, given its investment objectives and policies; and (iv) the terms of the New Subadvisory Agreement are fair and reasonable and are in the best interest of the Fund’s shareholders. After carefully considering the information summarized above, the Trustees, including the independent Trustees voting separately, unanimously voted to approve the New Subadvisory Agreement. Prior to a vote being taken to approve the New Subadvisory Agreement, the independent Trustees met separately in executive session to discuss the appropriateness of the agreement. During the executive session, the independent Trustees were advised by their independent legal counsel. The independent Trustees weighed the foregoing matters in light of the advice given to them by their independent legal counsel as to the law applicable to the review of investment advisory contracts. In arriving at a decision, the Trustees, including the independent Trustees, did not identify any single matter as all-important or controlling. The foregoing summary does not detail all of the matters considered.

Description of the New Subadvisory Agreement

Appendix B to this Information Statement contains the New Subadvisory Agreement. While the next several paragraphs briefly summarize some important provisions of the New Subadvisory Agreement, you should read Appendix B for a complete understanding of the New Subadvisory Agreement.

The New Subadvisory Agreement essentially provides that Wellington Management, under the Trustees’ and the Adviser’s supervision, will, among other things, (1) provide a continuing investment program for the Fund and determine what securities or other investments shall be purchased or sold by the Fund, (2) arrange for the purchase and sale of securities and other investments for the Fund, and (3) provide reports on the foregoing to the Trustees at each Board meeting.

The New Subadvisory Agreement provides that Wellington Management will not be liable to the Fund or its shareholders, except in the event of Wellington Management’s reckless disregard, willful misfeasance, bad faith, gross negligence, fraud, or willful misconduct in the performance of its duties under the New Subadvisory Agreement.

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There will be a change in the advisory fee rate paid by the Fund’s shareholders. Effective February 22, 2012, the Fund’s advisory fee changed from 0.15% of the Fund’s average daily net assets to 0.65% of the Fund’s average daily net assets in order to permit the Fund to become an actively managed Fund. This change was approved by MassMutual, as the owner of a majority of the issued and outstanding shares of the Fund, pursuant to a written consent dated November 21, 2011.

Information About the Ownership of the Subadviser

The following description of Wellington Management was provided to the Trust by Wellington Management.

Wellington Management Company, LLP is a Massachusetts limited liability partnership with principal offices located at 280 Congress Street, Boston, Massachusetts 02210. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. As of March 31, 2012, Wellington Management had investment management authority with respect to approximately $718.6 billion in assets.

The following are the names and principal occupations of the principal executive officers of Wellington Management. The address of the principal executive officers is 280 Congress Street, Boston, Massachusetts 02210.

Name	Title
Charles S. Argyle	Managing Director, Partner, and Executive Committee Member
Louis Chabrier	Senior Vice President, Partner, and Executive Committee Member
Cynthia M. Clarke	Senior Vice President, Partner, and Chief Legal Officer
Wendy M. Cromwell	Senior Vice President, Partner, and Executive Committee Member
Nancy M. Morris	Vice President and Chief Compliance Officer
Ray E. Helfer	Managing Director, Partner, and Executive Committee Member
Saul J. Pannell	Senior Vice President, Partner, and Executive Committee Member
Phillip H. Perelmuter	Senior Vice President, Managing Partner, and Executive Committee Member
Brendan J. Swords	Senior Vice President, Managing Partner, and Executive Committee Member
Edward J. Steinborn	Senior Vice President, Partner, and Chief Financial Officer
Perry M. Traquina	President, Chief Executive Officer, Managing Partner, and Executive Committee Member
Vera M. Trojan	Senior Vice President, Partner, and Executive Committee Member

Certain Brokerage Matters

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Wellington Management may cause the Fund to pay to a broker which provides brokerage and research services to the Fund an amount of disclosed commission in excess of the commission which another broker would have charged for effecting that transaction. This practice is subject to a good faith determination by Wellington Management that the price is reasonable in light of the services provided viewed either in terms of the specific transaction involved in Wellington Management’s overall duties to the Fund and/or other accounts for which it exercises investment discretion, or the policies that the Trustees of the Trust may adopt from time to time.

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Other Information

Adviser’s Address. The address of the Adviser is 1295 State Street, Springfield, Massachusetts 01111.

Principal Underwriter, Administrator, and Sub-Administrator. The address of the Fund’s principal underwriter, MML Distributors, LLC, is 1295 State Street, Springfield, Massachusetts 01111. MML Distributors, LLC is an indirect, wholly-owned subsidiary of the Adviser. The Adviser serves as the administrator of the Fund. State Street Bank and Trust Company, which is located at 200 Clarendon Street, 16th Floor, Boston, Massachusetts 02116, serves as the sub-administrator of the Fund.

Annual and Semiannual Reports. The Trust has previously sent its Annual and Semiannual Reports to its shareholders. You can obtain a copy of these Reports without charge by writing to the Trust at 1295 State Street, Springfield, Massachusetts 01111 or by calling 888-309-3539.

Outstanding Shares. Appendix C to this Information Statement lists the total number of shares outstanding as of April 23, 2012 for each class of the Fund’s shares. Shares of the Fund are primarily offered to institutional investors through institutional distribution channels, such as employer-sponsored retirement plans or through broker-dealers, financial institutions, or insurance companies. Purchasers of shares of the Fund must have an agreement with the Adviser or an affiliate of the Adviser to purchase shares of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Appendix A

Certain Other Mutual Funds Advised By Wellington Management

Wellington Management has provided the following information to the Trust regarding other funds for which Wellington Management acts as investment adviser or subadviser and which have investment objectives similar to those of the Fund.

Other Fund(s) with Similar Objectives to the Fundamental Growth Fund Managed by Wellington Management	Fee Rate (based on average daily net assets)	Net Assets of Other Fund(s) at March 31, 2012	Wellington Management’s Relationship to Other Fund(s) (Adviser or Subadviser)
GuideMark Large Cap Growth Fund	Not publicly available	$200.10 million	Subadviser
SC WMC Large Cap Growth Fund	0.450% on the first $100 million 0.400% on the next $650 million 0.350% on assets over $750 million	$204.91 million	Subadviser
Transamerica Partners Large Growth (WMC Diversified Growth Portfolio)[1,2]	0.280% on the first $2,000 million 0.250% on the next $3,000 million 0.225% on assets over $5,000 million	$510.94 million	Subadviser
Transamerica WMC Diversified Equity[1]	0.280% on the first $2,000 million 0.250% on the next $3,000 million 0.225% on assets over $5,000 million	$1,714.32 million	Subadviser
Transamerica WMC Diversified Growth[1]	0.280% on the first $2,000 million 0.250% on the next $3,000 million 0.225% on assets over $5,000 million	$1.44 million	Subadviser
Transamerica WMC Diversified Growth VP1	0.280% on the first $2,000 million 0.250% the next $3,000 million 0.225% on assets over $5,000 million	$15.27 million	Subadviser
Transamerica WMC Diversified Growth II VP1	0.280% on the first $2,000 million 0.250% on the next $3,000 million 0.225% on assets over $5,000 million	$2,722.05 million	Subadviser
USAA Aggressive Growth Fund[2]	0.325% on the first $300 million 0.300% on the next $1,000 million 0.280% on assets over $1,000 million	$741.48 million	Subadviser
Vanguard Morgan Growth Fund[3]	Not publicly available	$4,161.73 million	Subadviser

All fees may be subject to voluntary fee waiver and/or minimum annual fees.

[1]	The assets are aggregated with similar funds for purposes of calculating such fee.
[2]	Wellington Management manages a portion of the Fund. Net assets represent the portion subadvised by Wellington Management.
[3]

This fund family has an exemptive order (Investment Company Act of 1940 Release No. 26089, dated June 25, 2003) that grants relief from the requirement to disclose subadvisory fees paid to unaffiliated subadvisers such as Wellington Management.

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Appendix B

INVESTMENT SUBADVISORY AGREEMENT

for MassMutual Select Fundamental Growth Fund

This Investment Subadvisory Agreement (this “Subadvisory Agreement”), is by and between Wellington Management Company, LLP (the “Subadviser”) and Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts (“MassMutual”), for the MassMutual Select Fundamental Growth Fund (the “Fund”), a series of MassMutual Select Funds (the “Trust”), a Massachusetts business trust which is an open-end management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Act”), effective as of the 22nd day of February, 2012.

WHEREAS, the Trust has appointed MassMutual as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the “Advisory Agreement”);

WHEREAS, the Advisory Agreement provides that MassMutual may, at its option, subject to approval by the Trustees of the Trust and, to the extent necessary, the shareholders of the Fund, appoint a subadviser to assume certain responsibilities and obligations of MassMutual under the Advisory Agreement;

WHEREAS, MassMutual and the Subadviser are investment advisers registered with the Commission as such under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, MassMutual wishes to appoint the Subadviser to serve, and the Subadviser wishes to serve, as subadviser with respect to the Fund with responsibility for such portion of the Fund’s assets as MassMutual shall direct from time to time (the “Portfolio”);

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, MassMutual and the Subadviser, intending to be legally bound, hereby agree as follows:

1.	General Provision.

(a) MassMutual hereby appoints the Subadviser, and the Subadviser hereby undertakes to act, as investment subadviser to the Portfolio to provide investment advice and to perform for the Fund such other duties and functions as are hereinafter set forth. The Subadviser shall, in all matters, give to the Fund and the Trust’s Board of Trustees, directly or through MassMutual, the benefit of the Subadviser’s best judgment, effort, advice and recommendations and shall at all times perform its obligations in compliance with:

(i) the provisions of the Act and any rules or regulations thereunder and the Internal Revenue Code of 1986, as amended, as applicable to the Fund;

(ii) any other provisions of state or federal law applicable to registered investment companies;

(iii) the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust, as amended from time to time and provided to the Subadviser by MassMutual (collectively referred to as the “Trust Documents”);

(iv) policies and determinations of the Board of Trustees of the Trust and MassMutual, of which the Subadviser has been notified;

(v) the fundamental and non-fundamental policies and investment restrictions of the Fund as reflected in the Trust’s registration statement under the Act from time to time; and

(vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time (collectively referred to as the “Disclosure Documents”).

(b) The officers and employees of the Subadviser responsible for providing the services of the Subadviser hereunder shall be available upon reasonable notice for consultation with respect to the provision of such services.

(c) Subadviser will comply with the applicable provisions of the Fund’s pricing procedures which it has received and, upon request, will provide reasonable assistance to the Fund’s pricing agent in valuing securities held by the Fund.

2.	Duties of the Subadviser.

(a) The Subadviser shall, subject to the direction and control of the Trust’s Board of Trustees and MassMutual, (i) provide a continuing investment program for the Portfolio and determine what securities or other investments shall be purchased or sold by the Portfolio; (ii) arrange, subject to the provisions of Section 5 hereof, for the purchase and sale of securities and other investments for the Portfolio; and (iii) provide reports on the foregoing to the Board of Trustees of the Trust at each Board meeting. Unless MassMutual gives the Subadviser written instructions to the contrary, the Subadviser shall vote or determine to abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio are invested. The Subadviser shall provide the Fund in a timely manner with such records of its proxy voting on behalf of the Fund as is necessary for the Fund to comply with the requirements of Form N-PX or any law, rule, regulation or Commission position.

Subject to the provisions of this Subadvisory Agreement, the Subadviser shall have the authority to buy, sell or otherwise effect investment transactions for and in the name of the Fund, including without limitation, the power to enter into swap, futures, options and other agreements with counterparties on the Fund’s behalf as the Subadviser deems appropriate from time to time in order to carry out the Subadviser’s responsibilities hereunder.

(b) The Subadviser shall provide to MassMutual such reports for the Portfolio, on a monthly, quarterly or annual basis, as MassMutual or the Board of Trustees of the Trust shall reasonably request or as required by applicable law or regulation, including, but not limited to, compliance reports and those reports listed in Appendix A.

(c) The Subadviser shall provide full and prompt disclosure to MassMutual and the Fund regarding itself and its partners, officers, directors, shareholders, employees, affiliates or any person who controls any of the foregoing, including, but not limited to, information regarding any change in control of the Subadviser or any change in its personnel that could materially affect the services provided by the Subadviser to the Fund hereunder, information regarding any material adverse change in the condition (financial or otherwise) of the Subadviser or any person who controls the Subadviser, information regarding the investment performance and general investment methods of the Subadviser or its principals and affiliates relating to the Portfolio and other clients with the same or similar investment strategies as the Portfolio, information regarding the results of any examination conducted by the Commission or any other state or federal governmental agency or authority or any self-regulatory organization relating directly or indirectly to the services performed by the Subadviser hereunder with respect to the Fund, and, upon request, other information that MassMutual reasonably deems necessary or desirable to enable MassMutual to monitor the performance of the Subadviser and information that is required, in the reasonable judgment of MassMutual and upon prior written request, to be disclosed in any filings required by any governmental agency or by any applicable law, regulation, rule or order.

(d) The Subadviser (i) shall maintain such books and records as are required under the Act or other applicable law, based on the services provided by the Subadviser pursuant to this Subadvisory Agreement and as are necessary for MassMutual or the Trust to meet its record keeping obligations generally set forth under Section 31 of the Act and rules thereunder; and (ii) shall meet with any persons at the request of MassMutual or the Board of Trustees of the Trust for the purpose of reviewing the Subadviser’s performance under this Subadvisory Agreement at reasonable times and upon reasonable advance written notice. The Subadviser shall provide the Fund and MassMutual (or their agents or accountants), upon reasonable prior written request by MassMutual to the Subadviser, with access to inspect at the Subadviser’s office during normal business hours the books and records of the Subadviser relating to the Portfolio and the Subadviser’s performance hereunder and such other books and records of the Subadviser as are necessary to confirm that the Subadviser has complied with its obligations and duties under this Subadvisory Agreement. The Subadviser agrees that all records which it maintains relating to the Fund are property of the Fund, and the Subadviser will promptly surrender to the Fund any of such records or copies thereof upon the Fund’s request. The Subadviser may maintain copies of any such records and further agrees to preserve for the periods prescribed under the Act any such records as are required to be maintained by it pursuant to this Subadvisory Agreement.

(e) On each business day the Subadviser shall provide to the Fund’s custodian information relating to all transactions concerning the Portfolio’s assets and shall provide to the Fund’s custodian, administrator and/or sub-administrator any such additional information as reasonably requested.

(f) [Reserved.]

(g) The Subadviser shall not consult with any other subadviser to the Fund or any other subadviser to any other portfolio of the Trust or to any other investment company or investment company series for which MassMutual serves as investment adviser concerning transactions for the Fund in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the Act.

(h) As MassMutual or the Board of Trustees of the Trust may request from time to time, the Subadviser shall timely provide to MassMutual (i) information and commentary for the Fund’s annual and semi-annual reports, in a format reasonably requested by MassMutual, and shall (A) certify that such information and commentary discuss the factors that materially affected the performance of the Portfolio, including the relevant market conditions and the investment techniques and strategies used, and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information and commentary not misleading and (B) provide additional certifications related to the Subadviser’s management of the Portfolio in order to support the Fund’s filings on Form N-CSR and Form N-Q, and the Fund’s Principal Executive Officer’s and Principal Financial Officer’s certifications under Rule 30a-2 under the Act, in formats reasonably requested by MassMutual; (ii) a quarterly certification, as well as any requested sub-certifications, with respect to compliance matters related to the Subadviser and the Subadviser’s management of the Portfolio, in formats reasonably requested by MassMutual, as they may be amended from time to time; and (iii) an annual certification from the Subadviser’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Advisers Act, with respect to the design and operation of the Subadviser’s compliance program, in a format reasonably requested by MassMutual.

(i) Provided that none of MassMutual, the Fund or the Trust shall be required to pay any compensation other than as provided by the terms of this Subadvisory Agreement and subject to the provisions of Section 5 hereof, the Subadviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services and may also engage any of its affiliates to provide it with investment management or advisory and related services with respect to the performance of the Subadviser’s obligations under this Subadvisory Agreement. Such engagement shall not represent an assignment of any rights or responsibilities, and the Subadviser shall remain liable for the performance of its obligations under this Subadvisory Agreement and for the acts and omissions of such affiliates.

3.	Other Activities.

(a) Nothing in this Subadvisory Agreement shall prevent MassMutual or the Subadviser from acting as investment adviser or subadviser for any other person, firm, corporation or other entity and shall not in any way limit or restrict MassMutual or the Subadviser or any of their respective directors, officers, members, stockholders, partners or employees from buying, selling or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities are in compliance with U.S. federal and state securities laws, regulations and rules and will not adversely affect or otherwise impair the performance by any party of its duties and obligations under this Subadvisory Agreement. MassMutual recognizes and agrees that the Subadviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. The Subadviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or MassMutual in any way or otherwise be deemed an agent of the Fund or MassMutual except in connection with the investment management services provided by the Subadviser hereunder.

(b) The Subadviser agrees that it will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates over the Portfolio. The Subadviser, upon reasonable request, shall provide MassMutual with an explanation of the differences, if any, in performance between the Portfolio and any other account with investment objectives and policies similar to the Portfolio for which the Subadviser, or any of its affiliates, acts as investment adviser. To the extent that a particular investment is suitable for both the Portfolio and the Subadviser’s other clients, such investment will be allocated among the Portfolio and such other clients in a manner that is fair and equitable in the circumstances.

4.	Compensation of the Subadviser.

The Subadviser will bear all expenses in connection with the performance of its services under this Subadvisory Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions for the Portfolio. For the services provided and the expenses assumed pursuant to this Subadvisory Agreement, MassMutual agrees to pay the Subadviser and the Subadviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee paid monthly, in arrears, at the following rate: [        ].

5.	Portfolio Transactions and Brokerage.

(a) The Subadviser shall place orders with or through such brokers, dealers, futures commission merchants or other persons (including, but not limited to, broker-dealers that are affiliated with MassMutual or the Subadviser) as may be selected by the Subadviser; provided, however, that such orders shall be consistent with the brokerage policy set forth in the Fund’s Prospectus and Statement of Additional Information, or approved by the Board of Trustees of the Trust, conform with federal securities laws and be consistent with seeking best execution.

(b) On occasions when the Subadviser deems the purchase or sale of a security or other investment to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or other investments to be sold or purchased in order to seek best execution. In such event, the Subadviser will make allocation of the securities or other investments so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(c) The Subadviser shall select broker-dealers to effect the Portfolio’s portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Subadviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Portfolio’s portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer’s apparent familiarity with sources from or to whom particular securities might be purchased or sold; receipt of brokerage and research services available from or through the broker-dealer in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Portfolio; and any other considerations of which the Board of Trustees of the Trust or MassMutual may notify the Subadviser from time to time.

6.	Representations and Warranties of the Subadviser.

The Subadviser hereby represents and warrants to the Fund and MassMutual that:

(a)	The Subadviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Subadvisory Agreement remains in effect; (ii) is not prohibited by the Act or the Advisers Act from performing the services contemplated by this Subadvisory Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, detect violations that have occurred and correct promptly any violations that have occurred, and will provide prompt notice of any material violations relating to the Fund to MassMutual; (v) has met and will seek to continue to meet for so long as this Subadvisory Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency; (vi) has the authority to enter into and perform the services contemplated by this Subadvisory Agreement; and (vii) will promptly notify MassMutual of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

(b)	The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide MassMutual with a copy of the code of ethics. Within 60 days of the end of the last calendar quarter of each year that this Subadvisory Agreement is in effect, a duly authorized officer of the Subadviser shall certify to MassMutual that the Subadviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Subadviser’s code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation.

(c)	The Subadviser has provided MassMutual with a copy of its Form ADV Part 2, which as of the date of this Subadvisory Agreement is its Form ADV Part 2 as most recently deemed to be filed with the Commission (“SEC”), and promptly will furnish a copy of all amendments thereto to MassMutual.

The Subadviser will promptly notify MassMutual of any changes in its partners or in the key personnel who are either the portfolio manager(s) responsible for the Portfolio or the Subadviser’s Chief Executive Officer or President, or if there is otherwise an actual or expected change in control or management of the Subadviser.

(d)	There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Subadviser or any of its principals or affiliates is a party, or to which any of the assets of the Subadviser is subject, which reasonably might be expected to (i) result in any material adverse change in the Subadviser’s condition (financial or otherwise), business or prospects; (ii) affect adversely in any material respect any of the Subadviser’s assets; (iii) materially impair the Subadviser’s ability to discharge its obligations under this Subadvisory Agreement; or (iv) result in a matter which would require an amendment to the Subadviser’s Form ADV Part 2; and the Subadviser has not received any notice of an investigation by the Commission or any state regarding U.S. federal or state securities laws, regulations or rules.

(e)

All references in the Disclosure Documents concerning the Subadviser and its affiliates and the controlling persons, affiliates, stockholders, directors, officers and employees of any of the foregoing provided to MassMutual by the Subadviser or approved by the Subadviser for use in the Disclosure

Documents, as well as all performance information provided to MassMutual by the Subadviser or approved by the Subadviser for use by MassMutual, are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

(f)	The Subadviser has supplied to, or made available for review by, MassMutual (and if requested by MassMutual to its designated auditor) all documents, statements and agreements reasonably requested by it relating to accounts covered by the Subadviser’s performance results and which are in the Subadviser’s possession or to which it has access.

The foregoing representations and warranties shall be continuing and be deemed repeated at and as of all times during the term of this Subadvisory Agreement.

7.	Representations and Warranties of MassMutual.

(a)	MassMutual represents and warrants to the Subadviser the following:

(i)	MassMutual has all requisite corporate power and authority under the laws of the Commonwealth of Massachusetts and federal securities laws and under the Advisory Agreement with the Fund to execute, deliver and perform this Subadvisory Agreement.

(ii)	MassMutual is a registered investment adviser under the Advisers Act and is in material compliance with all other required registrations under applicable federal and state law.

(iii)	MassMutual has received a copy of Part 2 of Subadviser’s Form ADV at least two (2) business days prior to the execution of this Subadvisory Agreement.

The foregoing representations and warranties shall be continuing during the term of this Subadvisory Agreement.

8.	Covenants of the Subadviser.

(a) If at any time during the term of this Subadvisory Agreement, the Subadviser discovers any fact or omission, or any event or change of circumstances occurs, which would make the Subadviser’s representations and warranties in Section 6 inaccurate or incomplete in any material respect, or which might render the Disclosure Documents untrue or misleading in any material respect, the Subadviser will provide prompt written notification to the Fund and MassMutual of any such fact, omission, event or change of circumstances, and the facts related thereto.

(b) The Subadviser agrees that, during the term of this Subadvisory Agreement, and for so long as investment in the Fund is being offered for sale, it will provide the Fund and MassMutual with updated information relating to the Subadviser’s performance results with respect to the Portfolio and other clients with the same or similar investment strategies as the Portfolio (subject to applicable restrictions on the release of client confidential information) as may be reasonably requested from time to time by the Fund and MassMutual. The Subadviser shall provide such information within a reasonable period of time after the end of the month to which such updated information relates.

(c) The Subadviser agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Fund or MassMutual, or any of their respective affiliates in offering, marketing or other promotional materials without the prior written consent of MassMutual.

9.	Confidentiality.

The Subadviser agrees that it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of the Portfolio

Information. As used herein “Portfolio Information” means confidential and proprietary information of the Fund or MassMutual that is received by the Subadviser in connection with this Subadvisory Agreement, including information with regard to the portfolio holdings and characteristics of the Fund. The Subadviser will restrict access to the Portfolio Information to those employees of the Subadviser who will use it only for the purpose of managing its portion of the Fund. The foregoing shall not prevent the Subadviser from disclosing Portfolio Information that is (1) publicly known or becomes publicly known through no unauthorized act, (2) rightfully received from a third party without obligation of confidentiality, (3) approved in writing by MassMutual for disclosure, or (4) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the Subadviser provides MassMutual with prompt written notice of such requirement prior to any such disclosure.

MassMutual agrees that it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of Subadviser’s confidential and proprietary information. MassMutual will restrict access to the Subadviser’s confidential and proprietary information to the Board of Trustees of the Trust and to those employees of MassMutual and of service providers to the Fund and MassMutual who will use it only for the purpose of managing and/or providing services to the Fund. The foregoing shall not prevent MassMutual from disclosing Subadviser’s confidential and proprietary information that is (1) publicly known or becomes publicly known through no unauthorized act, (2) rightfully received from a third party without obligation of confidentiality, (3) approved in writing by Subadviser for disclosure, or (4) required to be disclosed pursuant to a requirement of a governmental agency or law so long as MassMutual provides Subadviser with prompt written notice of such requirement prior to any such disclosure.

10.	Use of Names.

The names of both MassMutual and any affiliates of MassMutual and of the Trust and Fund and any derivative or logo or trademark or service mark or trade name are the valuable property of MassMutual and such affiliates and the Trust and Fund. The Subadviser shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of MassMutual or the Trust, as the case may be. The Subadviser acknowledges and agrees that, if it makes any unauthorized use of any such names, derivatives, logos, trademarks or service marks or trade names, MassMutual and/or such affiliates or the Trust and Fund shall suffer irreparable harm for which monetary damages are inadequate and thus, such entities shall be entitled to injunctive relief without the necessity of posting bond.

The Subadviser’s name and any derivative or logo or trademark or servicemark or trade name are the valuable property of Subadviser. MassMutual shall have the right to use the Subadviser’s name, derivative, logo, trademark or servicemark or trade name only with the Subadviser’s prior written approval, which shall not be unreasonably withheld. MassMutual acknowledges and agrees that, if it makes any unauthorized use of any such names, derivatives, logos, trademarks or service marks or trade names, Subadviser shall suffer irreparable harm for which monetary damages are inadequate and thus, such entities shall be entitled to injunctive relief without the necessity of posting bond. It is understood that certain materials used in the ordinary course of business, such as prospectuses, financial reports, fund fact sheets and materials provided to the Board of Trustees, do not require such approval.

11.	Duration.

Unless terminated earlier pursuant to Section 12 hereof, this Subadvisory Agreement shall remain in effect for a period of two years from the date hereof. Thereafter it shall continue in effect from year to year, unless terminated pursuant to Section 12 hereof, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the members of the Board of Trustees of the Trust who are not parties to this Subadvisory Agreement or interested persons (as defined in the Act) of any such party, and (ii) by the Board of Trustees of the Trust or by a vote of the holders of a majority of the outstanding voting securities (as defined in the Act) of the Fund.

12.	Termination.

(a) This Subadvisory Agreement shall terminate automatically upon its assignment (within the meaning of the Act), the termination of the Advisory Agreement or the dissolution of the Fund.

(b) The Subadvisory Agreement may be terminated by MassMutual or the Board of Trustees of the Trust: (i) by written notice to the Subadviser with immediate effect, if the Subadviser’s registration under the Advisers Act is suspended, terminated, lapsed or not renewed; (ii) by written notice to the Subadviser with immediate effect, if the Subadviser is bankrupt or insolvent, seeks an arrangement with creditors, is dissolved or terminated or ceases to exist; (iii) by written notice to the Subadviser with immediate effect, if MassMutual or the Board of Trustees of the Trust determines for any reason, that such termination is appropriate for the protection of the Fund, including without limitation a determination by MassMutual or the Board of Trustees of the Trust that the Subadviser has breached an obligation or duty under this Subadvisory Agreement; or (iv) in its sole discretion, without penalty, upon sixty days prior written notice to Subadviser. This Subadvisory Agreement also may be terminated at any time, without penalty, by the vote of the holders of a “majority” of the outstanding voting securities of the Fund (as defined in the Act).

(c) The Subadvisory Agreement may be terminated by the Subadviser, without penalty at any time, upon sixty days’ prior written notice, to MassMutual and the Trust.

(d) In the event of termination of this Subadvisory Agreement, all compensation due to the Subadviser through the date of termination will be calculated on a pro rata basis through the date of termination and paid promptly after the next succeeding month’s end.

13.	Indemnification.

(a) In any action in which MassMutual or the Fund or any of its or their affiliated persons (within the meaning of Section 2(a)(3) of the Act), controlling persons (as defined in Section 15 of the Securities Act of 1933, as amended), or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, the Subadviser agrees to indemnify and hold harmless the foregoing persons against any loss, claim, settlement, damage, charge, liability, cost or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, settlement, damage, charge, liability, cost or expense arises out of or is based upon (i) Subadviser’s reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct in the performance of its duties under this Subadvisory Agreement or (ii) any untrue statement of a material fact regarding the Subadviser contained in the Prospectus or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact regarding the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to MassMutual or the Fund by or on behalf of the Subadviser; or (iii) any violation of federal or state statutes or regulations by the Subadviser; provided that the loss, claim, settlement, damage, charge, liability, cost or expense was not based upon or did not arise out of an act or omission of MassMutual constituting reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct. The federal securities laws impose liabilities in certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver of limitation of any rights which MassMutual or the Fund may have under any securities laws.

(b) Promptly after receipt by an indemnified party under this Section 13 of notice of any claim or dispute or commencement of any action or litigation, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 13, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 13 except to the extent, if any, that such failure or delay prejudiced the other party in defending against the claim. In case any such claim, dispute, action or litigation is brought or asserted against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel specially approved in writing by such indemnified party, such approval not to be unreasonably withheld, following notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; in which event, the indemnifying party will not be liable to such indemnified party under this Section 16 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall continue to be liable to the indemnified party in all other respects as heretofore set forth in this Section 13.

Notwithstanding the foregoing, an indemnified party will have the option to select and retain its own counsel, in the indemnified party’s reasonable discretion, if (i) the indemnified party reasonably determines (A) such counsel to be necessary to protect the interests of the indemnified party; (B) that there may be a conflict between the positions of the indemnified party and the positions of any other indemnified party, or other parties to a claim, dispute, action or litigation not represented by separate counsel; (C) that representation of both the indemnified party and any such other indemnified party or other parties by the same counsel would not be appropriate; or (D) to withhold or withdraw his or her consent to being represented by counsel selected by the Subadviser or (ii) the Subadviser fails to assume the defense of a claim, dispute, action or litigation or an anticipated claim, dispute, action or litigation. The Subadviser shall fully indemnify and hold harmless the indemnified party against, and shall promptly reimburse the full amount of expenses of counsel selected by the indemnified party and reasonably incurred by the indemnified party as permitted pursuant to the preceding sentence. If the Subadviser shall not have elected to assume the defense of any claim, dispute, action or litigation for an indemnified party within thirty days after receiving written notice thereof from the indemnified party, the Subadviser shall be deemed to have waived any right it might otherwise have to assume such defense.

14.	Notice.

Any notice under this Subadvisory Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Trust, at the addresses below or such other address as such other party may designate for the receipt of such notice.

If to MassMutual:	Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attention: Eric Wietsma
Senior Vice President

If to the Subadviser:	Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Legal and Compliance

With a copy to:

If to either MassMutual or the Subadviser, copies to:

MassMutual Select Funds
1295 State Street
Springfield, MA 01111
Attention: Andrew M. Goldberg
Vice President, Secretary and Chief Legal Officer

15.	Amendments to this Subadvisory Agreement.

This Subadvisory Agreement may be amended by mutual agreement in writing, subject to approval by the Board of Trustees of the Trust and the Fund’s shareholders to the extent required by the Act.

16.	Governing Law.

This Subadvisory Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

17.	Survival.

The provisions of this Subadvisory Agreement shall survive the termination or other expiration of this Subadvisory Agreement with respect to any matter arising while this Subadvisory Agreement was in effect.

18.	Assignment; Successors.

No assignment of this Subadvisory Agreement (as defined in the Act) shall be made by the Subadviser without the prior written consent of the Fund and MassMutual. This Subadvisory Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

19.	Entire Agreement.

This Subadvisory Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding on the parties hereto.

20.	No Waiver.

No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

21.	Severability.

If any one or more provisions in this Subadvisory Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Subadvisory Agreement, but this Subadvisory Agreement shall be construed so as to effectuate the intent of the parties hereto as nearly as possible without giving effect to such invalid, illegal or unenforceable provision as if such provision had never been contained herein.

22.	Third-party Beneficiaries.

The Trust and the Fund are third-party beneficiaries of this Subadvisory Agreement and shall be entitled to enforce any and all provisions of this Agreement to the full extent as if they were parties to this Agreement.

23.	Counterparts.

This Subadvisory Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Fund, MassMutual and the Subadviser have caused this Subadvisory Agreement to be executed as of the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Wietsma
Name: Eric Wietsma
Title: Senior Vice President

WELLINGTON MANAGEMENT COMPANY, LLP

By:	/s/ Stephen Klar
Name: Stephen Klar
Title: Senior Vice President

Acknowledged and Agreed:

MASSMUTUAL SELECT FUNDS

on behalf of MassMutual Select Fundamental Growth Fund

By:	/s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

Appendix A

The Subadviser shall provide to MassMutual the following:

1.	Quarterly Portfolio Data Sheets (due on the 10th business day after the end of every quarter):

The data sheets should include the following information:

a.	Portfolio Characteristics for the Portfolio, standard and best fit market index.

b.	Portfolio Sector Weights for the Portfolio, standard and best fit market index.

c.	Top 10 Equity Holdings (% of equities) for the Portfolio.

d.	Top 5 contributors and detractors by performance based on contribution to the Portfolio.

e.	Purchases (New) and Sales (Eliminated) during the quarter.

f.	Performance of the Portfolio vs. standard and best fit market index and peer group.

2.

Portfolio Manager Commentary (due on the 10th business day after the end of every quarter): The commentary should include information on the following topics (there is no limit to the number of words used):

a.	Qualitative assessment by manager: list three factors that were the major influences on performance – both positive and negative.

b.	Performance attribution:

•	The industry weightings that had the largest contribution to performance during the most recent quarter.

•	The industry weightings that had the largest detraction from performance during the most recent quarter.

•	The five holdings that contributed the most to performance during the most recent quarter.

•	The five holdings that detracted the most from performance during the most recent quarter.

c.	The manager’s market outlook.

d.	How he/she has positioned the Portfolio for the near term.

3.	Portfolio attribution analysis of the Portfolio: Performance attribution should demonstrate the impact of portfolio management decisions including Asset Allocation Effects and Security Selection Effects.

4.	Quarterly Conference Calls: The purpose of this contact will be to obtain a greater understanding of the performance of the Portfolio, the reasons for that performance, and to gain valuable insights into the Portfolio provided by the manager.

5.	Annual On-Site Meeting - As part of MassMutual’s due diligence process, members of MassMutual’s Investment Group arrange an “on site” meeting with each of the managers in MassMutual’s Investment Program. Typically, these meetings include a general overview of the firm as well as separate meetings with each of the portfolio managers to discuss their long-term and short-term strategies, modifications to their investment strategy or style and any other relevant information.

Appendix C

Shares Outstanding

For each class of the Fund’s shares, the number of shares outstanding as of April 23, 2012 was as follows:

Fundamental Growth Fund	Number of Shares Outstanding and Entitled to Vote Per Class
Class S
Class Y
Class L
Class A
Class N

Total

Ownership of Shares

As of April 23, 2012, the Trustees and officers of the Trust did not own any shares of the Fundamental Growth Fund. As of April 23, 2012, Massachusetts Mutual Life Insurance Company owned of record, [            ]% of Class S, [            ]% of Class Y, [            ]% of Class L, [            ]% of Class A, and [            ]% of Class N, and therefore for certain purposes may be deemed to “control” the Fundamental Growth Fund, as that term is defined in the 1940 Act. As of April 23, 2012, [            ] owned of record [            ]% of Class [            ], and therefore for certain purposes may be deemed to “control” the Fundamental Growth Fund, as that term is defined in the 1940 Act. As of April 23, 2012, [            ] owned of record [            ]% of Class [            ], and therefore for certain purposes may be deemed a principal holder of the Fundamental Growth Fund.

C-1